UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2003

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

Item 5. Other Events and Required FD Disclosure

At the annual shareholder meeting of Mannatech, Incorporated, held on June 2, 2003, Gerald E. Gilbert and Marlin Ray Robbins were elected as Class I Directors of the Board of Directors to serve until the date of Mannatech’s 2006 annual shareholder’s meeting or until the earlier of disqualification, resignation, death or removal. Mr. Gilbert was also appointed to serve as a member of Mannatech’s Audit Committee of the Board of Directors. Mr. Gilbert fills the vacancy on the Board of Directors and the Audit Committee created by Roger Beutner, who did not stand for re-election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 3, 2003	/s/ Stephen D. Fenstermacher
	Name:	Stephen D. Fenstermacher
	Title:	Chief Financial Officer